                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 30, 1998
                Date of Report (Date of earliest event reported)


                         Global TeleSystems Group, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                      0-23717                 94-3068423
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


                 1751 Pinnacle Drive
               North Tower, 12th Floor
                   McLean, VA 22102                             22102
       (Address of principal executive offices)               (Zip Code)


                                 (703) 918-4500
              (Registrant's telephone number, including area code)

The undersigned registrant hereby reports the following items related to the Registrant's acquisition of NetSource Europe ASA in a transaction accounted for as a purchase. The Registrant filed on November 30, 1998 a Current Report on Form 8-K, which disclosed that the acquisition had been completed. The Registrant indicated in that report its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X, respectively, not later than February 15, 1999, in accordance with Subsection (a)(4) of Item 7 of the General Instructions for the Current Report on Form 8-K. This Amendment to that Current Report is being filed to provide that financial information.


ITEM 7.  FINANCIAL STATEMENTS, PRO FROMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements.

                  Report of Ernst & Young AS, Independent Auditors

                  NetSource Europe ASA Balance Sheets as of December 31, 1997 and 1996 (Audited)

                  NetSource Europe ASA Income Statements for the Years Ended December 31, 1997 and December 31, 1996 (Audited)

                  NetSource Europe ASA Cash Flows Statements for the Years Ended December 31, 1997 and December 31, 1996 (Audited)

                  NetSource Europe ASA Accounting Policies (Footnotes)

                  NetSource Europe ASA Condensed Balance Sheet as of September 30, 1998 (Unaudited)

                  NetSource Europe ASA Condensed Income Statement for the Nine Months Ended September 30, 1998 (Unaudited)

                  NetSource Europe ASA Condensed Cash Flows Statement for the Nine Months Ended September 30, 1998 (Unaudited)

                  NetSource Europe ASA Accounting Policies (Footnotes)



         (b)      Unaudited Pro Forma Combined Financial Statements.

                  Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 1997 and for the Nine Months Ended September 30, 1998.

                  Unaudited Pro Forma Combined Balance Sheet as of September 30, 1998.

                  Notes to Unaudited Pro Forma Combined Financial Statements


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

In connection with the acquisition of NetSource, on November 30, 1998, the Company issued 3,737,407 shares of its common stock, par value $.10 ("Common Shares"), to holders of NetSource stock who accepted, as of October 30, 1998, the Company's offer to purchase the NetSource stock owned by such holders. The Company received the NetSource shares tendered as consideration for the Common Shares. No underwriters were involved in the issuance of the Common Shares. The Company issued the Common Shares pursuant to Rule 903 under the Securities Act of 1933 and the Company's offer was made exclusively to non US persons, within the meaning of Rule 902 under the Securities Act, not in the United States. The Company extended its offer to purchase the NetSource stock to December 15, 1998 and, consequently, 136,298 additional shares of the Company's common stock were issued at December 15, 1998 pursuant to this transaction. That additional issuance was also effected in accordance with Rule 903 of the Securities Act. The Company received the additional NetSource shares tendered as consideration for this additional issuance of the Company's common stock. No underwriters were involved in this additional issuance.

                              NETSOURCE EUROPE ASA


To the Annual Shareholders' Meeting of
NetSource Europe ASA



AUDITORS' REPORT FOR 1997

We have audited the annual financial statements of NetSource Europe ASA for 1997, showing a net loss for the year of NOK 20 661 376 for the parent company and a consolidated net loss for the year of NOK 73 388 076. The annual financial statements, which comprise the Board of Directors' report, the profit and loss account, balance sheet, cash flow statement, notes to the accounts and consolidated accounts, are presented by the company's Board of Directors and its Managing Director.

Our responsibility is to examine the company's annual financial statements, its accounting records and other related matters.

We have conducted our audit in accordance with relevant laws, regulations and Norwegian generally accepted auditing standards. We have performed those audit procedures considered necessary to confirm that the annual financial statements are free of material misstatements. We have examined selected parts of the evidence supporting the accounts and assessed the accounting principles applied, the estimates made by management, and the content and presentation of the annual financial statements. To the extent required by Norwegian generally accepted auditing standards, we have reviewed the company's internal control and the management of its financial affairs.

The Board of Directors' proposal for the allocation of the net loss complies with the provisions of the Norwegian Joint-Stock Companies Act.

In our opinion, the annual financial statements have been prepared in accordance with the requirements of the Norwegian Joint-Stock Companies Act and present fairly the financial position of the company and group as of December 31st 1997 and the result of its operations for the year then ended, in conformity with Norwegian generally accepted accounting principles.



Kristiansand, June 16th 1998
ERNST & YOUNG AS

Ove Eriksen
State Authorized Public Accountant (Norway)

Note: The translation into English has been prepared for information purposes only.

                              NETSOURCE EUROPE ASA

                                  BALANCE SHEET

                                AS AT 31 DECEMBER

                                     (I NOK)

          PARENT COMPANY                                                                         GROUP

         1997          1996        ASSETS                                            NOTE         1997         1996
                                   CURRENT ASSETS

    8,587,817    14,744,319        Cash and bank deposits                             6        24,987,331   16,210,067
            0       324,325        Accounts receivable                                4        22,559,261    3,971,176
            0       520,365        Intercompany receivables                                             0            0
       88,480       544,867        Other current assets                                        69,380,258      713,651
            0             0        Inventory                                                   14,096,481      247,888
  -----------   -----------                                                                  ------------  -----------

    8,676,297    16,133,876        TOTAL CURRENT ASSETS                                       131,023,331   21,142,782
  -----------   -----------                                                                  ------------  -----------

                                   FIXED ASSETS

   14,348,789     1,787,164        Shares in subsidiaries                            1, 7               0            0
            1             1        Other shares                                                     2,047            1
  123,030,853     1,677,000        Long term intercompany receivables                 9                 0            0
    1,048,500             0        Other receivables                                            1,104,219            0
            0             0        Product rights                                    2,3          431,246            0
      981,000     1,177,000        Goodwill                                          2,3       16,842,090    2,304,000
            0       992,000        Routers                                           2,3       31,205,199      992,000
            0       393,300        Machinery, equipment and fixtures                 2,3        8,467,901      595,653
  -----------   -----------                                                                  ------------  -----------

  139,409,143     6,026,465        TOTAL FIXED ASSETS                                          58,052,702    3,891,654
  -----------   -----------                                                                  ------------  -----------

  148,085,440    22,160,341        TOTAL ASSETS                                               189,076,033   25,034,436
  -----------   -----------                                                                  ------------  -----------

                              NETSOURCE EUROPE ASA

                                  BALANCE SHEET

                                AS AT 31 DECEMBER

                                     (I NOK)

         PARENT COMPANY                                                                               GROUP

         1997          1996        LIABILITIES AND SHAREHOLDERS' EQUITY                NOTE            1997         1996

                                   CURRENT LIABILITIES

            0             0        Bank overdraft                                        6        3,615,867            0
    2,682,071     1,458,445        Accounts payable                                              36,615,048    3,012,974
            0       517,762        Accrued wages and social security expenses                    13,451,240      458,581
            0             0        Tax payable                                           5                0       17,022
      231,850             0        Current liabilities intercompanies                                     0            0
   27,206,192     4,244,353        Other current liabilities                                     69,746,082    5,029,558

   30,120,113     6,220,560        TOTAL CURRENT LIABILITIES                                    123,428,237    8,518,135
 ------------   -----------                                                                    ------------  -----------

                                   LONG TERM LIABILITIES

            0     1,520,000        Long term liabilities                                10          637,118    3,143,470
 ------------   -----------                                                                    ------------  -----------

            0     1,520,000        TOTAL LONG TERM LIABILITIES                                      637,118    3,143,470
 ------------   -----------                                                                    ------------  -----------

            0             0        Minority interest                                                      0            0

                                   SHAREHOLDERS'S FUNDS

    4,617,709     2,630,274        Share capital (23 088 543 shares of NOK 0,20)                  4,617,709    2,630,274
  113,347,618    11,789,507        Statutory reserve fund                                       113,428,536   11,789,507
 ------------   -----------                                                                    ------------  -----------
  117,965,327    14,419,781        Total restricted equity                                      118,046,245   14,419,781
            0             0        Loss carried forward                                         (53,035,567)  (1,046,950)

  117,965,327    14,419,781        TOTAL SHAREHOLDERS'S EQUITY                          11       65,010,678   13,372,831
 ------------   -----------                                                                    ------------  -----------

  148,085,440    22,160,341        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   189,076,033   25,034,436
 ------------   -----------                                                                    ------------  -----------

                                   Mortgages                                            12
                                   Guaranties                                           13

                                INCOME STATEMENT

                             1 JANUARY - 31 DECEMBER

                                     (I NOK)



         PARENT COMPANY                                                                               GROUP

         1997          1996                                                          NOTE            1997         1996
                                   OPERATING INCOME

    7,213,079     2,858,777        Sales                                                      135,822,072    9,611,520
  -----------   -----------                                                                  ------------   ----------

    7,213,079     2,858,777        TOTAL OPERATING INCOME                                     135,822,072    9,611,520
  -----------   -----------                                                                  ------------   ----------

                                   OPERATING EXPENSES

    4,900,597     2,355,774        Cost of sales                                              108,217,961    9,021,367
    3,700,212     3,558,643        Salaries, wages and social expenses                         36,486,852    6,983,956
   13,477,515     5,016,864        Other operating expenses                                    46,543,644    9,154,766
    1,732,809       874,590        Depreciation                                       2        10,944,731    1,232,904
      201,472       107,154        Bad debt expenses                                            3,241,275      107,154
  -----------   -----------                                                                  ------------   ----------

   24,012,605    11,913,025        TOTAL OPERATING EXPENSES                                   205,434,463   26,500,147
  -----------   -----------                                                                  ------------   ----------

  (16,799,526)   (9,055,248)       OPERATING PROFIT                                           (69,612,391) (16,888,627)

                                   FINANCIAL INCOME AND EXPENSES

   (1,933,600)      (84,950)       Interest from group companies                                        0            0
     (526,010)      (33,963)       Interest income                                             (1,080,053)     (98,822)
    3,245,900     8,987,578        Loss on intercompany receivables                                     0            0
       40,028             0        Interest expenses                                                    0            0
    3,035,532       689,238        Other financial expenses                                     4,939,932    1,014,069
  -----------   -----------                                                                  ------------   ----------

    3,861,850     9,557,903        NET FINANCIAL ITEMS                                          3,859,879      915,247
  -----------   -----------                                                                  ------------   ----------

  (20,661,376)  (18,613,151)       PROFIT BEFORE TAXES                                        (73,472,270) (17,803,874)

            0             0        Taxes                                              5           (84,194)           0
  -----------   -----------                                                                  ------------   ----------

  (20,661,376)  (18,613,151)       NET LOSS FOR THE YEAR                                      (73,388,076) (17,803,874)
  -----------   -----------                                                                  ------------   ----------

                                   ALLOCATION OF NET LOSS
  (20,661,376)  (18,613,151)       Transferred from statutory reserve
  -----------   -----------
  (20,661,376)  (18,613,151)       TOTAL ALLOCATIONS
  -----------   -----------

                              NETSOURCE EUROPE ASA

               CASH FLOW STATEMENT FOR THE YEAR ENDED 31 DECEMBER

                                     (I NOK)


      PARENT COMPANY                                                                                      GROUP

   1997          1996                                                                NOTE        1997            1996
   ----          ----                                                                ----        ----            ----
                                CASH FLOWS FROM OPERATING ACTIVITIES
 (20,661,376)  (18,613,150)     Profit before tax                                               (73,472,270)     (17,803,874)
     436,678             0      Loss/gain at disposals of fixed assets                              (63,050)               0
           0             0      Tax payable                                                         (67,172)               0
   1,732,809       874,590      Ordinary depreciations                                           10,944,731        1,232,904
   3,245,900     9,126,786      Extraordinary depreciations                                               0          139,209
           0       769,882      Change in inventory                                             (13,648,489)         556,539
     324,325      (231,034)     Change in accounts receivables                                   (9,929,161)      (3,861,413)
   1,223,626       659,395      Change in accounts payables                                      21,594,649        1,786,110
   3,652,679      (545,115)     Change in other accruals                                        (21,460,429)       4,716,881
(124,599,754)            0      Change in long term receivables on subsidiaries                           0                0
           0             0      Translation differences                                           1,057,620          (95,123)
------------   -----------                                                                     ------------      -----------

(134,645,113)   (7,958,646)     NET CASH FROM OPERATING ACTIVITIES                              (85,043,571)     (13,328,767)
------------   -----------                                                                     ------------      -----------

                                CASH FLOWS FROM INVESTING ACTIVITIES
  14,860,000             0      Proceeds from sale of fixed assets                                  404,000                0
 (15,448,187)   (1,511,890)     Purchase of fixed assets                                        (41,553,431)      (2,776,170)
 (11,581,789)     (820,854)     Acquisitions of shares in subsidiaries                 18       (11,299,321)               0
           0             0      Acquisitions of other shares                                         (2,046)               0
  (1,048,500)  (10,049,410)     Other investments                                                (1,104,219)               0
------------   -----------                                                                     ------------      -----------

 (13,218,476)  (12,382,154)     NET CASH FROM INVESTING ACTIVITIES                              (53,555,017)      (2,776,170)
------------   -----------                                                                     ------------      -----------

                                CASH FLOWS FROM INVESTING ACTIVITIES
           0     1,520,000      Proceeds from long term borrowings                                        0        2,229,570
  20,000,000     3,965,042      Proceeds from short term borrowings                              20,000,000                0
  (1,520,000)   (1,975,000)     Repayment of long term borrowings                                (3,526,483)      (1,975,000)
           0    (1,353,415)     Repayment of short term borrowings                                        0                0
           0             0      Increased bank overdraft                                          3,615,867       (1,799,299)
 123,227,087    32,857,498      Proceeds from issuance of share capital                         127,286,468       32,857,500
           0             0      Change in minority interests                                              0          921,105
------------   -----------                                                                     ------------      -----------

 141,707,087    35,014,125      NET CASH FROM FINANCING ACTIVITIES                              147,375,852       32,233,876
------------   -----------                                                                     ------------      -----------

  (6,156,502)   14,673,325      Net change in cash and cash equivalents                           8,777,264       16,128,939
  14,744,319        70,994      Cash and cash equivalents at the beginning of the                16,210,067           81,128
                                year
------------   -----------                                                                     ------------      -----------

   8,587,817    14,744,319      CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                 24,987,331       16,210,067
------------   -----------                                                                     ------------      -----------

                              NETSOURCE EUROPE ASA


                               ACCOUNTING POLICIES


GENERALLY

The financial statements are prepared and presented in conformity with the Joint Stock Companies Act and generally accepted accounting principles in Norway.

CONSOLIDATION PRINCIPLES

Consolidated companies

The consolidated accounts comprise the parent company Netsource Europe ASA and the subsidiaries NetSource Norge AS, NetSource Invest II AS, NetSource Sverige AB, NetSource Communication AB, NetSource Danmark ApS, NetSource Telecom Benelux B.V, Teleon Holding B.V, International Telecommunications Ltd (ITL), Atlantic Telecom Venray B.V. and WESTCom GmbH.

The income statement for the year ended 1997 for the parent company reflect activity for the period from January 1st to June 30th as the activity was transferred to the 100 % owned subsidiary NetSource Norge AS at July 1st 1997. Since July 1st NetSource Europe ASA has been a holding company.

The subsidiaries have been consolidated according to the past equity method. In the case of aquisition the difference between the cost of the shares and the fair value of the net assets at the time of aquisition has been capitalized as goodwill. Goodwill is depreciated by 10 % per year on a straight line basis. In 1996 goodwill was depreciated by 20 % per year. Compared to 1996 the change in depreciation rate results in reduced depreciation on goodwill in 1997 amounted to NOK 196,000 for the parent company and NOK 1,131,000 for the group. The change in depreciation rate is based on a reevaluation of the useful economic lifetime of the goodwill.

In 1997 the Board of Directors in NetSource Europe ASA signed a merger agreement with NetSource Invest AS which ownes Teleon Holding B.V., International Telecommunications Ltd (ITL), Atlantic Telecom Venray B.V. and WestCom GmbH. In an extraordinary meeting in 1997 the shareholders in NetSource Europe ASA and NetSource Invest AS approved the merger agreement. The merger was set out in accordance with chapter 14 in the Joint Stock Companies Act in Norway. The assets and liabilities of NetSource Invest were transferred to NetSource Europe ASA in exchange of an issue of 1,880,298 shares at NOK 0,20 per share in NetSource Europe ASA and cash payment amounted to NOK 11,299,321. The business combination is accounted for according to the pooling of interests method.

Elimination of internal transactions

All significant transactions and balances between the parent company and subsidiaries are eliminated.

Translations of accounts in foreign currencies

For consolidation purposes the income statement and the balance sheet of the foreign group companies have been translated into NOK at the average exchange rate of the year and the exchange rate prevailing on the balance sheet date, respectively. The translation differences have been adjusted against equity.

ACCOUNTS RECEIVABLES

The accounts receivables have been reduced with a provision for bad debt.

                              NETSOURCE EUROPE ASA



INVENTORIES

Inventories comprise routers for sales and are valued at the lower of cost or market value.

PRODUCT RIGHTS

Product rights that have been aquired and external expenses related to the aquisitions have been capitalised.

FIXED ASSETS AND DEPRECIATION

Fixed assets where the historic cost is capitalised, are depreciated on a straight line basis over the estimated useful economic life of the asset.

PENSION EXPENSES AND PENSION OBLIGATIONS

 Certain group companies are obliged to pay contributions into to employees' pension funds. The contribution is fixed and the companies have no foreseeable obligation, either in legal form or in substance, to pay further contribution if the funds do not hold sufficient assets to pay all employee benefits relating to the service in the current and prior period.

 Pension premiums are expensed as incurred and are included in <<Salaries, wages and social expenses>> in the income statement.

TAXES AND DEFERRED TAX BENEFIT

Taxes in the income statement include current tax payable and changes in deferred tax.

Deferred tax and deferred tax benefits are calculated on the temporary differences between the balance sheet items for taxation purposes and accounting purposes. Deferred tax is entered into and classified as long term debt in the balance sheet. Deffered tax assets have not been accounted for

FOREIGN EXCHANGE

Current liabilities/current assets are recorded at the higher/lower of the rate the date of transaction or the rate prevailing on year end.

MINORITY INTERESTS

The losses applicable to the minority in consolidated subsidiaries that exceed the minority interest in the equity in the subsidiaries are charged against the majority interest.

                              NETSOURCE EUROPE ASA


                              NOTES TO THE ACCOUNTS

                                     (I NOK)


1.     ACQUISITION OF COMPANIES AND ESTABLISHMENT OF NEW COMPANIES

The following acquisitions and establishments have been consolidated subsequent to the establishment of the parent company. Refer to note 7 for details on the group companies.

Aquistions and mergers

o    NetSource Sverige AB (consolidated from  January 1st 1995)

o    NetSource Telecom Benelux B.V (consolidated from January 1st 1997)

o    Teleon Holding B.V (consolidated from July 1st 1997)

o    International Telecommunications Ltd (consolidated from July 1st 1997)

o    Atlantic Telecom Venray B.V. (consolidated from July 1st 1997)

o    WESTCom GmbH (consolidated from  July 1st 1997)

The last four companies listed above were aquired by merger between NetSource Europe ASA and NetSource Invest AS.


Establishment of new businesses

o    NetSource Communication AS (consolidated from  January 1st 1997)

o    NetSource Norge AS (consolidated from August 1st 1997)

o    NetSource Invest 2 AS (consolidated from August 1st 1997)

o    NetSource Danmark ApS (consolidated from December 1st 1996)


The parent company has per December 29th 1997 exercised the option of purchasing the remaining 49 % of the shares in ITL Ltd. held by the minority interests. The purchase will be executed both in legal and substance form in 1998. The former share owners of ITL Ltd. have option to repurchase the shares from NetSource Europe ASA at 97,3 % of NetSource' purchase price if certain conditions are not fullfilled.

Furthermore, NetSource Europe ASA has the option of purchasing the remaining 49 % of the shares in WestCom GmbH held by the minority interests. The option has to be exercised in the period from August 1st to December 31st 1998.

\                              NETSOURCE EUROPE ASA


2.     FIXED ASSETS

Parent company


Parent company

                                                 Machinery,
                                                fixtures and
                                  Goodwill       equipment       Routers         Total
                                ------------     ----------     ----------     ----------
Historical cost as at 1.1         1,960,790         578,280      1,364,000      3,903,670
Accumulated depreciation 1.1        783,790         184,980        372,600      1,341,370
                                 ----------      ----------     ----------     ----------
Book value 1.1                    1,177,000         393,300        992,000      2,562,300

Additions                                 0         586,411     14,861,776     15,448,187

Disposals at cost                         0       1,164,690     16,226,376     17,391,066

Accumulated depr. disposals               0         305,788      1,788,600      2,094,388

Ordinary depreciation               196,000         120,809      1,416,000      1,732,809
                                 ----------      ----------     ----------     ----------

Booked value as at 31.12            981,000               0              0        981,000
                                 ----------      ----------     ----------     ----------

Depreciation rate                        10%          20-30%            33%



Group

                                                                 Machinery,
                                  Product-                      fixtures and
                                   rights         Goodwill        equipment      Routers           Total
                                 ----------      ----------      ----------     ----------      ----------
Historical cost as at 1.1                 0       3,477,790         859,864      1,364,600       5,702,254
Accumulated depreciation 1.1              0       1,173,790         264,211        372,600       1,810,601
                                 ----------      ----------      ----------     ----------      ----------
Booked value as at 1.1                    0       2,304,000         595,653        992,000       3,891,653

Additions                           453,846      15,669,090       9,953,931     38,263,597      64,340,464

Disposals at cost                         0               0          66,038        750,000         816,038

Accumulated depr. disposals               0               0          12,388        462,700         475,088

Ordinary depreciation                22,600       1,131,000       2,028,033      7,763,098      10,944,731
                                 ----------      ----------      ----------     ----------      ----------

Booked value as at 31.12            431,246      16,842,090       8,467,901     31,205,199      56,946,436
                                 ----------      ----------      ----------     ----------      ----------

Depreciation rate                        20%             10%          20-30%            33%

                              NETSOURCE EUROPE ASA



3. INVESTMENT IN AND DISPOSAL (AT SALES PRICE) OF FIXED ASSETS THE LAST 3 YEARS (NOK 1 000)

Parent company

                             1997                   1996                     1995
                       Inv.       Sold         Inv.       Sold         Inv.        Sold
Machinery/equip.         586         859         148           0       1,180         750
                      14,862      14,001       1,365           0           0           0
       Routers
       Goodwill            0           0           0           0       1,961           0
                     -------     -------     -------     -------     -------     -------
       Total
                      15,448      14,860       1,513           0       3,141         750
                     -------     -------     -------     -------     -------     -------

Group

                             1997                   1996                     1995
                       Inv.       Sold         Inv.       Sold         Inv.        Sold
Productrights             453           0           0           0           0           0
Machinery/equip.        9,954           0         325           0       1,302         750
                       38,264         404       1,365           0           0           0
       Routers
       Goodwill        15,669           0           0           0       1,961           0
                      -------     -------     -------     -------     -------     -------
       Total
                       64,340         404       1,690           0       3,263         750
                      -------     -------     -------     -------     -------     -------

4.     ACCOUNTS RECEIVABLES

Parent company                                         1997             1996
Face value                                                    0          424,325
Provision for bad debt                                        0          100,000
                                                     ----------       ----------

Book value                                                    0          324,325
                                                     ----------       ----------

Group                                                  1997             1996
Face value                                           32,112,261        4,071,176
Provision for bad debt                                9,553,000          100,000
                                                     ----------       ----------

Book value                                           22,559,261        3,971,176
                                                     ----------       ----------

                              NETSOURCE EUROPE ASA


5.     TAXES

Tax income in the group profit and loss account, amounting to NOK 84 194, relates to reimbursement of income tax paid previous years from the german subsidiary WestCom GmbH.


Taxation basis for the year

Result before taxes                                                   (20,661,376)
Permanent differences                                                      14,804
Change in temporary differences                                           147,164
Issue expenses charged to the shareholders' equity                    (13,180,532)
                                                                     ------------

Taxation basis for the year                                           (33,679,940)
                                                                     ------------

Payable tax 28%                                                                 0
                                                                     ------------



Temporary differences - parent company

At the end of the year, the following temporary differences and losses carried forward exist:

                                                            1997            1996
Current assets/ current liabilities                            0         (79,137)
Fixed assets/ long term liabilities                   (8,616,572)     (8,390,270)
                                                     -----------     -----------
Total temporary differences                           (8,616,572)     (8,469,407)
Loss carried forward                                 (51,613,600)    (17,933,660)
                                                     -----------     -----------


Total temp. differences/ losses carried forward      (60,230,172)    (26,403,067)
                                                     -----------     -----------

Deferred tax benefit 28%                              16,864,448       7,392,858
                                                     -----------     -----------




The taxation basis for the year for the subsidiaries are negative and consequently no taxes have been taken to the group profit and loss account.


6.     BANK DEPOSIT

                                         PARENT COMPANY                     GROUP
                                          1997           1996           1997           1996
Total bank deposit                   8,587,817     14,744,319     24,987,331     16,210,067

Restricted deposits incl. above      1,026,186        138,124      1,414,227        138,124

Bank overdraft  limit                1,500,000      1,500,000      6,557,993      1,971,000

                              NETSOURCE EUROPE ASA


 7.    SHARES IN SUBSIDIARIES

                                                 Share       Number of       Par      Historical        Book          Our
Company name                                    capital        shares       value        cost          value        holding
--------------------------------------        ------------  -------------  --------- -------------  -------------  ----------
NetSource Sverige AB                  SEK       1,250,000         12,500        100     1,599,902      1,599,902       100%

NetSource Danmark ApS                 DKK         125,000            125      1,000       137,263        137,263       100%

NetSource Norge AS                    NOK          50,000             50      1,000        50,000         50,000       100%

NetSource Invest II AS                NOK          50,000             50      1,000        50,000         50,000       100%

NetSource Telecom Benelux B.V.        NLG          40,000             40      1,000       603,775        603,775       100%

Teleon Holding B.V.                   NLG          40,000             40      1,000     4,605,242      4,605,242       100%

WESTCom GmbH                          DEM          50,000             50      1,000     5,177,558      5,177,558        51%

Atlantic Telecom Venray B.V           NLG          40,000             40      1,000     1,737,580      1,737,580       100%

NetSource Communication AB            SEK         250,000          2,500        100       231,850        231,850       100%

International Telecommunication Ltd   IEP         100,000     10,000,000       0.01       155,619        155,619        51%
                                                                                     -------------  -------------

                                                                                       14,348,789     14,348,789
                                                                                     -------------  -------------

8.     OTHER SHARES

                                     Share         Number         Par        Historical          Book             Our
Company name                        capital       of shares      value          cost            value           holding
-------------------------------  --------------   ----------   -----------  --------------  ---------------  ---------------
Owned by parent company:

MTC Europe  S.A.                  Usd 42,000         21           1,000        139,210                   1        50%

Owned by subsidiary:

Sundry                                                                                               2,046
                                                                                            --------------
                                                                                                     2,047
                                                                                            --------------

9.     INTERCOMPANY RECEIVABLES


The parent company has granted loans to subsidiaries at a net book value of NOK 123 030 853. Loan - agreements have been made including terms of interest and installments. The parent company has no security for the loans and some of them are granted as subordinated loans.


10.    LONG TERM LIABILITIES

Long term liabilities due in 1998, amounting to NOK 260 000, is included in other current liabilities.

                              NETSOURCE EUROPE ASA


11.    SHAREHOLDERS' EQUITY


Parent Company
                                                         Shares      Share capital      Statutory

                                                                                       reserve fund
Shareholders' equity as at 1 January 1997                2,630,274       2,630,274      11,789,507

New issue included share premium 14 February 1997           29,600          29,600       1,302,400

Number of shares before split                            2,659,874            --              --

Split (1:5)                                             13,299,370            --              --

New issue 18 April 1997                                  3,018,875         603,775               0

New issue included share premium 21 April 1997           1,890,000         378,000      32,697,000

Merger with NetSource Invest AS                          1,880,298         376,060             619

New issue included share premium 30 September 1997       3,000,000         600,000     101,400,000

Issue expenses                                                   0               0     (13,180,532)

Net loss for the year 1997                                       0               0     (20,661,376)
                                                       -----------     -----------     -----------
Shareholders' equity as at 31 December 1997             23,088,543       4,617,709     113,347,618
                                                       -----------     -----------     -----------


Group

Equity as at 1 January 1997                                           13,372,831
New issues                                                           128,266,303
Translation differences                                                1,057,620
Minority interests' part of loss                                      (4,298,000)
Net loss for the year                                                (73,388,076)
                                                                     -----------

Equity as at 31 December 1997                                         65,010,678
                                                                     -----------

12.    MORTGAGES

                                       Parent company                    Group

                                      1997           1996           1997           1996
Mortgage  secured by pledge     20,000,000      3,965,042     45,323,000      4,465,042

Pledged assets:

Group receivables               20,000,000              0              0              0
Shares in subsidiaries           1,787,165              0              0              0
Fixed assets                             0        992,000      1,964,000      1,492,000
                                ----------     ----------     ----------     ----------
Other receivables                        0        324,325     90,433,000      1,198,325
                                ----------     ----------     ----------     ----------
Total                           21,787,165      1,316,325     92,397,000      2,690,325
                                ----------     ----------     ----------     ----------

The pledged assets listed above are also security for credit facilities in bank.

                              NETSOURCE EUROPE ASA


13.    GUARANTIES

The parent company has issued guaranties amounting to NOK 42 947 000. In addition a subsidary has issued a guaranty amounting to NOK 464 000.

The parent company has issued a guaranty to secure the operation of one of the subsidiaries.


14.    LEASING AND RENT AGREEMENTS

The group companies have entered into agreements for renting office premises and leasing agreements for cars and other fixed assets with a remaining rent period up to 4 years.


15.    SHARE OPTION PLAN

Share option plan for employees as at 31.12.97:


                    Number of shares             Call date            Strike price
Option 1              105,820                May 31st  1998        Nok 26,88 per share
Option 2              105,820                May 31st  1999        Nok 29,76 per share

16.    MANAGEMENT RENUMERATION

The managing director in one subsidiary is entitled to salary in two years after leaving the company.


17.    TRANSACTIONS WITH RELATED PARTIES

NetSource Europe ASA has at 31 December 1997 recorded a short term loan of NOK
20.000.000 from Viking Supply AS. Viking Supply AS and Data Finans Holding AS are related through common shareholders. Data Finans Holding AS ownes 18,2 % of the shares in NetSource Europe ASA.

In 1997 consultancy fees were paid to Ivar Formo via Viking Supply AS, Nicolai Jarlsby via S0r Part AS and Ulf Atle Hansen via NetUp AS at the amounts of NOK 225,000, NOK 550,000 and NOK 250,000, respectively. Ivar Formo, Nicolai Jarlsby and Ulf Atle Hansen are members of the Board of Directors and ownes 0,5 %, 1,1 % and 1,0 % of the shares in NetSource Europe ASA.

                              NETSOURCE EUROPE ASA


18.    ACQUISITIONS

Value of net assets acquired :                                                           1997
Trade debtors and inventories                                                       8,859,028
Other accruals                                                                    (18,346,393)
Fixed assets (tangibles)                                                            7,118,562
Long term liabilities                                                              (1,020,131)
Cash and cash equivalents                                                           1,749,158
                                                                                 ------------
                                                                                   (1,640,157)
Goodwill                                                                           15,669,090
                                                                                 ------------
Total acquisition cost                                                             14,028,314
less:
- cash and cash equivalents acquired                                               (1,749,158)
- fair value of issued shares in parent company                                      (979,835)
                                                                                 ------------

Total outflow of cash on aquistions                                                11,299,321
                                                                                 ------------

19.    FUTURE SHARE ISSUES

At 18 June 1997 the General Shareholders Meeting of NetSource Europe ASA decided to give the Board of Directors proxy to issue up to 9,000,000 shares at NOK 0,20 per share. The proxy will last until the ordinary General Shareholders Meeting in 1999.

Of the total number of shares of 9,000,000, 4,880,298 shares have been issued in 1997. The remaining number of shares available for new share issues is 4,119,702.

NETSOURCE EUROPE ASA
UNAUDITED CONDENSED BALANCE SHEET

(in thousands)

                                                                                  As of
                                                                            September 30, 1998
-------------------------------------------------------------------------  --------------------
(unaudited)

CURRENT ASSETS
       Cash and cash equivalents                                           $              3,049
       Accounts receivable, net                                                          13,602
       Prepaid expenses                                                                   3,255
       Other assets                                                                       3,602
                                                                           --------------------

              TOTAL CURRENT ASSETS                                                       23,508

Property and equipment, net                                                               4,329
Goodwill and intangible assets, net                                                      22,068
Other noncurrent assets                                                                     222
                                                                           --------------------
              TOTAL ASSETS                                                 $             50,127
                                                                           ====================

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
       Accounts payable and accrued expenses                               $             27,296
       Debt maturing within one year                                                     13,302
       Related party debt maturing within one year                                        8,333
                                                                           --------------------

              TOTAL CURRENT LIABILITIES                                                  48,931

Taxes and other non-current liabilities                                                   1,486
                                                                           --------------------

              TOTAL LIABILITIES                                                          50,417

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

       Common stock                                                                         745
       Additional paid-in capital                                                        23,402
       Accumulated deficit                                                              (24,437)
                                                                           --------------------

              TOTAL SHAREHOLDERS' EQUITY                                                   (290)
                                                                           --------------------

                                                                           --------------------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $             50,127
                                                                           ====================


See accompanying notes.

NETSOURCE EUROPE ASA
UNAUDITED CONDENSED INCOME STATEMENT
(in thousands)

                                                                               For the Nine
                                                                               Months Ended
                                                                            September 30, 1998
------------------------------------------------------------------         --------------------
(unaudited)

Revenues,net                                                               $             29,364
                                                                           --------------------


OPERATING COSTS AND EXPENSES

             Cost of revenues                                                            31,089
             Selling, general and administrative                                         27,741
             Depreciation and amortization                                                3,077

                                                                           --------------------
LOSS FROM OPERATIONS                                                                    (32,543)

OTHER INCOME/(EXPENSE):
             Interest income                                                                675
             Interest expense                                                            (1,319)
                                                                           --------------------
                                                                                           (644)
                                                                           --------------------

Net loss before income taxes                                                            (33,187)

Income taxes                                                                                  0
                                                                           --------------------

NET LOSS                                                                   $            (33,187)
                                                                           ====================


See accompanying notes.

NETSOURCE EUROPE ASA
Unaudited Condensed Statement of Cash Flows
(in thousands)



                                                                   For the Nine
                                                                   Months Ended
                                                             September 30, 1998
------------------------------------------------             ------------------
(in thousands)

OPERATING ACTIVITIES
Net income                                                         $(33,187)
Adjustments to reconcile net income to net cash
used in operating activities:
   Depreciation and amortization                                      3,077
   Provision for doubtful accounts                                   11,169
   Changes in assets and liabilities:
       Accounts receivable                                          (13,841)
       Inventory                                                     (4,128)
       Accounts payable and accrued expenses                         21,314
                                                                   --------

Net cash used in operating activities                               (15,596)

INVESTING ACTIVITIES
   Purchases of property and equipment                               (2,184)
                                                                   --------

Net cash used in investing activities                                (2,184)

FINANCING ACTIVITIES
   Proceeds from Share Capital                                        7,856
   Proceeds from Borrowings                                           9,558
                                                                   --------
Net cash provided by financing activities                            17,414
                                                                   --------
Net decrease in cash and cash equivalents                              (366)

Cash and cash equivalents at beginning of period                      3,415
                                                                   --------
Cash and cash equivalents at end of period                         $  3,049
                                                                   ========

                              NETSOURCE EUROPE ASA
                     Notes to Condensed Financial Statements
                                   (unaudited)

1.  Financial Presentation and Disclosures

    General

    Netsource Europe ASA is a limited liability company organized under the laws of Norway. Netsource ASA has controlling ownership in several European telecommunication resellers and has an established presence in Sweden, Norway, Denmark, Germany, the Benelux and Ireland. The service offerings differ from country to country but include switched voice least cost routing, carrier reseller services and prepaid calling card services. The retail business is primarily directed to the small and medium sized business market in each country. The selling of telecommunications services is conducted principally through indirect distribution channels. Customers remit payments through direct debit, check payment and credit card methods.

    Financial Presentation and Disclosures

    In the opinion of management, the accompanying unaudited condensed financial statements of Netsource Europe ASA contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 1998, and the results of operations and cash flows for the periods indicated.

2.  Policies and Procedures

    Consolidated Companies

    The consolidated accounts comprise the parent company Netsource Europe ASA and the subsidiaries Netsource Norge AS, NetSource Invest II AS, Net Source Invest III AS, Net Source Invest IV AS, NetSource Sverige AB, Netsource Communications AB, Netsource Phonsystem AB, Netsource Danmark ApS, Netsource Danmark AS, NetSource Telecom Belgium, The Netherlands, and Luxembourg B.V, Teleon Holding B.V, International Telecommunications Ltd
    (ITL), Atlantic Telecom Venray B.V and WESTCom Gmbh.

    The consolidated accounts are prepared in accordance with Norwegian GAAP. Certain adjustments have been made to these accounts in order that they may be presented in accordance with US GAAP. Under Norwegian GAAP, all business combinations are accounted for following the pooling method of accounting, whereas, under US GAAP business combinations are accounted for following the purchase method unless certain requirements are met for the pooling method. Further, other adjustments are related to certain accrued revenue and expenses, foreign currency translation, and depreciation and valuation of property and equipment. The preparation of financial statements, in conformity with USGAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Material accruals have been recorded; however, other adjustments may have been required had an audit been performed.

    Foreign Currency Translation

    For consolidation purposes the income statement and the balance sheet of the foreign group companies have been translated into USD directly from the operating companies' local currency financials statements at the average exchange rate of the period and the period end exchange rate, respectively. The translation differences have been charged against equity.

    Accounts Receivable

    Accounts receivable are shown at their net realizable value which approximates their fair value. Accounts receivable are shown in the balance sheet net of an allowance for uncollectible accounts of $11,169 at September 30, 1998. Of the gross receivable balance at September 30, 1998, 57% relates to customer accounts in Sweden.

                              NETSOURCE EUROPE ASA
                     Notes to Condensed Financial Statements
                                  (unaudited)

Property and Equipment

Property and Equipment are recorded at their historical cost. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

         Network equipment      3-5 years
         Routers                3   years

Goodwill and Intangible Assets

Goodwill represents the excess of acquisition costs over the fair market value of the net assets of acquired businesses and is being amortized on a straight-line basis over their estimated useful lives ranging from 5 to 10 years.


Share Capital

                                            Shares            Share Capital
Shareholders'
         equity as at 31 December 1997      23,088,543        631,179

         New Issues                          4,470,825        114,001
                                            ----------        -------

         Equity as at 30 September 1998     27,559,368        745,180

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      The unaudited pro forma combined statement of operations for the year ended December 31, 1997 and nine months ended September 30, 1998 gives effect to the acquisition of NetSource Europe ASA ("NetSource") as if it had occurred on January 1, 1997. The unaudited pro forma combined balance sheet as of September 30, 1998 gives effect to the acquisition of NetSource as if it had occurred on September 30, 1998. No adjustments has been included in the pro forma amounts for any anticipated cost savings or other synergies.

      The unaudited pro forma statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which Global TeleSystems Group, Inc. ("GTS") believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and do not purport to present the results of operations of GTS had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined statements of operations and related notes should be read in conjunction with the consolidated financial statements of GTS filed on its Form 10-K and Form 10-Q and the financial statements of NetSource including the notes thereto.


Global TeleSystems Group, Inc.
Pro Forma Combined Statement of Operations
Year ended December 31, 1997
(in thousands, except per share data)
(unaudited)


                                                          Historical(2)
                                                     ----------------------   Pro Forma     Pro Forma
                                                                  NetSource  Adjustments     Combined
                                                        GTS        Europe     (1)(3)(4)  (GTS & NetSource)
REVENUES, NET:
       Telecommunication and other services          $  41,300    $  14,102                 $  55,402
       Equipment sales                                   5,798                                  5,798
                                                     ---------    ---------    ---------    ---------
                                                        47,098       14,102           --       61,200
                                                     ---------    ---------    ---------    ---------
OPERATING COSTS AND EXPENSES
       Cost of revenues:
            Telecommunication and other services        37,206       13,593                    50,799
            Equipment sales                              5,513           --                     5,513
       Selling, general and administrative              68,425       12,250                    80,675
       Depreciation and amortization                     6,227        2,120        9,726       18,073
       Non-income taxes                                  2,085           --                     2,085
                                                     ---------    ---------    ---------    ---------
                                                       119,456       27,963        9,726      157,145
       Write-off of venture-related assets               1,673           --                     1,673
       Equity in losses of ventures                     14,599           --                    14,599
                                                     ---------    ---------    ---------    ---------
LOSS FROM OPERATIONS                                   (88,630)     (13,861)      (9,726)    (112,217)
OTHER INCOME/(EXPENSE):
       Interest income                                  11,361           --                    11,361
       Interest expense                                (39,086)        (538)                  (39,624)
       Foreign currency losses                          (1,826)                                (1,826)
                                                     ---------    ---------    ---------    ---------
                                                       (29,551)        (538)          --      (30,089)
                                                     ---------    ---------    ---------    ---------
Net loss before income taxes and minority interest    (118,181)     (14,399)      (9,726)    (142,420)
Income taxes                                             2,482          (12)                    2,470
                                                     ---------    ---------    ---------    ---------
Net loss before minority interest                     (120,663)     (14,387)      (9,726)    (142,306)
Minority interest                                        3,677           --                     3,677
                                                     ---------    ---------    ---------    ---------
NET LOSS                                             ($116,986)   ($ 14,387)   ($  9,726)   ($141,099)
                                                     =========    =========    =========    =========

Net loss per share                                                                          ($   3.55)
                                                                                            =========

Weighted average common shares outstanding                                                     39,799
                                                                                            =========

See accompanying notes.

Global TeleSystems Group, Inc.
Pro Forma Combined Statement of Operations
For the nine months ended September 30, 1998
(in thousands, except per share data)
(unaudited)

                                                               Historical(2)
                                                          ----------------------           Pro Forma               Pro Forma
                                                                      NetSource            Adjustments             Combined
                                                             GTS        Europe             (1)(3)(4)            (GTS & NetSource)
REVENUES, NET:
         Telecommunication and other services             $ 111,195    $  29,364                                    $ 140,559
         Equipment sales                                      6,104           --                                        6,104
                                                          ---------    ---------             ---------              ---------
                                                            117,299       29,364                                      146,663
                                                          ---------    ---------             ---------              ---------
OPERATING COSTS AND EXPENSES
         Cost of revenues:
                  Telecommunication and other services       77,525       31,089                                      108,614
                  Equipment sales                             4,542           --                                        4,542
         Selling, general and administrative                 75,150       27,741                                      102,891
         Depreciation and amortization                       13,953        3,077                 7,295                 24,325
         Non-income taxes                                     5,140           --                                        5,140
                                                          ---------    ---------             ---------              ---------
                                                            176,310       61,907                 7,295                245,512
         Equity in losses of ventures                        (4,142)          --                                       (4,142)
                                                          ---------    ---------             ---------              ---------
LOSS FROM OPERATIONS                                        (54,869)     (32,543)               (7,295)               (94,707)
OTHER INCOME/(EXPENSE):
         Interest income                                     28,110          675                                       28,785
         Interest expense                                   (52,603)      (1,319)                                     (53,922)
         Foreign currency losses                            (10,364)                                                  (10,364)
                                                          ---------    ---------             ---------              ---------
                                                            (34,857)        (644)                   --                (35,501)
                                                          ---------    ---------             ---------              ---------
Net loss before income taxes, minority interest and
   extraordinary loss                                       (89,726)     (33,187)               (7,295)              (130,208)
Income taxes                                                  2,151           --                                        2,151
                                                          ---------    ---------             ---------              ---------
Net loss before minority interest and extraordinary loss    (91,877)     (33,187)               (7,295)              (132,359)
Minority interest                                             3,746           --                                        3,746
                                                          ---------    ---------             ---------              ---------
Net loss before extraordinary loss                        $ (88,131)   $ (33,187)            $  (7,295)             $(128,613)
Extraordinary loss --- extinguishment of debt

NET LOSS

Loss per share before extraordinary loss                                                                            $   (2.25)
                                                                                                                    =========

Weighted average common shares outstanding                                                                             57,219
                                                                                                                    =========


See accompanying notes.

Global TeleSystems Group, Inc.
Pro Forma Combined Balance Sheet
as of September 30, 1998
(in thousands)
(unaudited)

                                                                            Historical(2)
                                                                      ------------------------   Pro Forma     Pro Forma
                                                                                     NetSource  Adjustments    Combined
                                                                           GTS        Europe     (1)(3)(5)  (GTS & NetSource)
CURRENT ASSETS
      Cash and cash equivalents                                       $   993,928    $  3,049    ($ 46,099)   $  950,878
      Accounts receivable, net                                             59,822      13,602                     73,424
      Restricted cash                                                      42,047          --                     42,047
      Prepaid expenses                                                     22,122       3,255                     25,377
      Other assets                                                         12,539       3,602                     16,141
                                                                      -----------    --------    ---------    ----------
           TOTAL CURRENT ASSETS                                         1,130,458      23,508      (46,099)    1,107,867
Property and equipment, net                                               436,019       4,329                    440,348
Investments in and advances to ventures                                    61,705          --                     61,705
Goodwill and intangible assets, net                                       161,893      22,068      145,894       329,855
Restricted cash and other noncurrent assets                                24,818         222                     25,040
                                                                      -----------    --------    ---------    ----------
           TOTAL ASSETS                                               $ 1,814,893    $ 50,127    $  99,795    $1,964,815
                                                                      ===========    ========    =========    ==========

                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable and accrued expenses                           $   135,565    $ 27,296    $   2,000    $  164,861
      Debt maturing within one year                                        23,741      13,302                     37,043
      Current portion of capital lease obligations                         31,130          --                     31,130
      Related party debt maturing within one year                                       8,333                      8,333
      Other current liabilities                                            32,408          --                     32,408
                                                                      -----------    --------    ---------    ----------
           TOTAL CURRENT LIABILITIES                                      222,844      48,931        2,000       273,775
Long-term debt, less current portion                                      962,232          --                    962,232
Long-term portion of capital lease obligations                            187,900          --                    187,900
Related party long-term debt, less current portion                          3,530          --                      3,530
Taxes and other non-current liabilities                                    27,378       1,486                     28,864
                                                                      -----------    --------    ---------    ----------
           TOTAL LIABILITIES                                            1,403,884      50,417        2,000     1,456,301
COMMITMENTS AND CONTINGENCIES
      Minority interest                                                    43,957          --                     43,957
      Common stock, subject to repurchase (463,489 shares
        outstanding)                                                       15,643          --                     15,643
SHAREHOLDERS' EQUITY
      Common stock 64,461,828 Pro Forma combined shares
        issued and outstanding                                              6,050         745          396         6,446
      Additional paid-in capital                                          696,574      23,402       97,109       793,683
      Accumulated other comprehensive loss                                 (7,496)         --                     (7,496)
      Accumulated deficit                                                (343,719)    (24,437)                  (343,719)
                                                                      -----------    --------    ---------    ----------
           TOTAL SHAREHOLDERS' EQUITY                                     351,409        (290)      97,505       448,914
                                                                      -----------    --------    ---------    ----------
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 1,814,893    $ 50,127    $  99,505    $1,964,815
                                                                      ===========    ========    =========    ==========


See accompanying notes.

                         GLOBAL TELESYSTEMS GROUP, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. The accompanying unaudited pro forma combined financial statements do not include any transition costs and expenses which are expected to be incurred in connection with consummating the combination and integrating the operations of GTS and NetSource Europe ASA. It is not feasible to determine the actual amount of these costs and expenses until the combination is completed and the related operational and transitional plans are complete. These costs and expenses relate directly to completing the transaction, such as professional and registration fees; employee benefit-related costs such as severance, relocation and retention incentives, facility consolidations, systems integration, and satisfaction of contractual obligations. Additionally, the pro forma combined statement of operations does not reflect any anticipated cost savings or other synergies that may be achieved by the combination.

2. These columns represent historical results of operations and financial position.

3. On November 30, 1998 GTS completed the acquisition of NetSource in a transaction accounted for as a purchase for aggregate consideration consisting of up to 4,037,500 shares of the Company's common stock and $46.1 million in cash. In addition, the Company has agreed to make additional "earn out" payments of up to $35 million in either cash or Company common stock contingent on NetSource's achieving certain quarterly performance targets during the quarters ended March 31, and June 30, 1999. GTS's results of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been adjusted to give effect to the acquisition of NetSource as if it had occurred as of the January 1, 1997. GTS's balance sheet as of September 30, 1998 has been adjusted to give effect to the acquisition of NetSource as if it had occurred on that date.

4. This entry reflects the adjustment to amortization expense for the effect of the excess of consideration over net assets acquired in the NetSource acquisition. For purposes of the unaudited pro forma combined financial statements, the excess consideration has been amortized over an estimated life of 15 years. A final determination of the lives attributable to the intangible assets has not yet been made. As discussed in Note 5, a portion of the excess consideration may be allocated to certain in-process research and development projects. To the extent amounts are allocated to certain in-process research and development projects, pro forma amortization expense would be reduced accordingly.

5. These adjustments reflect the acquisition of NetSource by GTS. A preliminary allocation of the purchase price has been presented in the unaudited pro forma combined financial statements. The excess of consideration over the fair value of the net assets acquired from NetSource has been preliminarily allocated to goodwill and other intangibles. A final allocation of the purchase price to the fair values of the NetSource assets acquired and liabilities assumed is dependent upon certain valuations and studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying pro forma financial information. GTS's management believes that the consideration in excess of the historical book value of NetSource's net assets acquired, is comprised of goodwill, certain in-process research and development projects and other intangible assets. To the extent that a portion of the purchase price is allocated to in-process research and development projects, a charge, which may be material to GTS's results of operations, would be recognized in the quarter ended December 31, 1998. See Note 4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Global TeleSystems Group, Inc.
                                            (Registrant)



Date:  January 19, 1999                      /s/ Alan Krenek
                                            Vice President -
                                            Corporate Accounting